Exhibit 21

                           Subsidiaries of the Company


NAME OF SUBSIDIARY                  STATE OF INCORPORATION          % OWNERSHIP
------------------                  ----------------------          -----------
Greenstone Roberts Advertising,            Florida                      100%
         Florida, Inc.